EXHIBIT 99.1
News Release
Contacts:	Media - Alan H. McCoy, Vice President, Government & Public Relations (513) 425-2826
Investors – Albert E. Ferrara, Jr., Senior Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Fourth Quarter and Full-Year 2010 Results
WEST CHESTER, OH, January 25, 2011– AK Steel (NYSE: AKS) today reported a net loss of $98.3 million, or $0.89 per diluted share of common stock, for the fourth quarter of 2010, compared to net income of $39.8 million, or $0.36 per diluted share, for the fourth quarter of 2009.  The fourth quarter results include a $63.7 million pre-tax charge related to the previously announced shutdown of the company’s Ashland (KY) coke plant, and a $9.1 million pre-tax charge related to a retiree benefit settlement associated with the company’s Butler (PA) Works.  Excluding these amounts, the company’s adjusted net after-tax loss was $54.5 million, or $0.49 per diluted share.
AK Steel reported an operating loss for the fourth quarter of 2010 of $154.6 million, or $114 per ton, compared to an operating profit of $87.0 million, or $64 per ton, for the fourth quarter of 2009.  Excluding the special charges mentioned above, the adjusted operating loss for the fourth quarter of 2010 was $81.8 million, or $60 per ton.  Net sales for the fourth quarter of 2010 were $1,390.6 million on shipments of 1,359,900 tons compared to sales of $1,319.9 million on shipments of 1,368,300 tons for the year-ago fourth quarter.  The company said its average selling price for the fourth quarter of 2010 was $1,022 per ton, approximately 6% higher than the $964 per-ton average price realized in the fourth quarter of 2009.   The following schedule reflects the reconciliation of the Non-GAAP quarterly financial measures discussed in the preceding section of this news release:

(Dollars in millions, except per ton and per share)	Three Months Ended
December 31, 2010
Reconciliation to operating loss
Adjusted operating loss (excluding items below)	$(81.8)
Ashland coke plant shutdown charges	(63.7)
Butler retiree benefit settlement	(9.1)
Operating loss	$(154.6)

Reconciliation to operating loss per ton
Adjusted operating loss per ton (excluding items below)	$(60)
Ashland coke plant shutdown charges	(47)
Butler retiree benefit settlement	(7)
Operating loss per ton	$(114)

Reconciliation to net loss attributable to AK Steel Holding
Corporation
Adjusted net loss (excluding items below)	$(54.5)
Ashland coke plant shutdown charges ($63.7 less tax of $25.4)	(38.3)
Butler retiree benefit settlement ($9.1 less tax of $3.6)	(5.5)
Net loss	$(98.3)

Reconciliation to basic and diluted earnings per share
Adjusted basic and diluted earnings per share (excluding items below)	$(0.49)
Ashland coke plant shutdown charges	(0.35)
Butler retiree benefit settlement	(0.05)
Basic and diluted earnings per share	$(0.89)

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Full-Year Results
For the full-year 2010, AK Steel reported a net loss of $128.9 million, or $1.17 per diluted share of common stock, compared to a net loss of $74.6 million, or $0.68 per diluted share for 2009.  The 2010 full-year results include the $72.8 million pre-tax charges mentioned above, as well as a non-cash charge of $25.3 million related to federal healthcare legislation signed into law in March of 2010.    Excluding these special charges, the adjusted 2010 full-year after-tax loss was $59.8 million or $0.54 per diluted share.  The 2009 full year results include a $5.1 million charge related to a state tax law change.
The company reported an operating loss of $133.9 million, or $24 per ton, for the full year of 2010 compared to an operating loss of $70.1 million, or $18 per ton, for the full year of 2009.  Excluding the special charges mentioned above, the adjusted operating loss for the full year of 2010 is $61.1 million, or $11 per ton. Sales for the full year of 2010 were $5,968.3 million compared to $4,076.8 million for the full year of 2009.  Shipments for the full year of 2010 were 5,660,900 tons compared to 3,935,500 tons for the full year of 2009.
The company ended 2010 with $217 million of cash and approximately $693 million of availability under its credit facility, for total liquidity of approximately $910 million.  During 2010, the company made $110.0 million in pension fund contributions and a $65.0 million contribution associated with the Middletown Works VEBA settlement.  The following schedule reflects the reconciliation of the Non-GAAP twelve-month financial measures discussed in the preceding section of this news release:

(Dollars in millions, except per ton and per share)	Twelve Months Ended
December 31, 2010
Reconciliation to operating loss
Adjusted operating loss (excluding items below)	$(61.1)
Ashland coke plant shutdown charges	(63.7)
Butler retiree benefit settlement	(9.1)
Operating loss	$(133.9)

Reconciliation to operating loss per ton
Adjusted operating loss per ton (excluding items below)	$(11)
Ashland coke plant shutdown charges	(11)
Butler retiree benefit settlement	(2)
Operating loss per ton	$(24)

Reconciliation to net loss attributable to AK Steel Holding
Corporation
Adjusted net loss (excluding items below)	$(59.8)
Ashland coke plant shutdown charges ($63.7 less tax of $25.4)	(38.3)
Butler retiree benefit settlement ($9.1 less tax of $3.6)	(5.5)
Healthcare tax law change	(25.3)
Net loss	$(128.9)

Reconciliation to basic and diluted earnings per share
Adjusted basic and diluted earnings per share (excluding items below)	$(0.54)
Ashland coke plant shutdown charges	(0.35)
Butler retiree benefit settlement	(0.05)
Healthcare tax law change	(0.23)
Basic and diluted earnings per share	$(1.17)

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Slower Economic Recovery and Soaring Raw Material Costs Temper 2010 Results
“AK Steel employees can be proud of their performances in 2010, which in some cases were all-time records, within our core values of safety, quality and productivity,” said James L. Wainscott, Chairman, President and CEO.  “Unfortunately, soaring raw material costs and a stubbornly slow economic recovery – items outside our control – overshadowed that great work.  Nonetheless, AK Steel is poised for the road to recovery in 2011.”
First Quarter 2011 Outlook
AK Steel said it expects shipments for the first quarter of 2011 to be approximately 1,450,000 tons, nearly 7% higher than fourth-quarter 2010 shipments.  AK Steel expects its first-quarter 2011 average per-ton selling prices to increase approximately 8% compared to the fourth quarter of 2010 level.  The expected increase in the average selling price is due to anticipated higher contract and spot market prices and an improved product mix.
AK Steel expects higher raw material costs for the first quarter of 2011, in particular for iron ore, scrap and coal, partially offset by an improved operating performance.   Overall, the company expects to break even at the operating level for the first quarter of 2011, representing a substantial improvement compared to the $60 per ton adjusted operating loss experienced for the fourth quarter of 2010.
Use of Non-GAAP Financial Measures
AK Steel has included in this news release certain Non-GAAP financial measures that management believes are useful to investors in understanding and evaluating the operating performance of the company across comparable periods.  The presentation of these additional financial measures is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.
Safe Harbor Statement
The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements.  The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including risks and uncertainties as discussed in AK Steel’s Annual Report on Form 10-K for the year ended December 31, 2009, as updated in our most recent Quarterly Report on Form 10-Q.  Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.
AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, appliance, construction and electrical power generation and distribution markets.  The company employs about 6,200 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio.  Additional information about AK Steel is available on the company’s web site at www.aksteel.com.
AK Tube LLC, a wholly owned subsidiary of AK Steel, employs about 300 men and women in plants in Walbridge, Ohio and Columbus, Indiana.  AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets.  Additional information about AK Tube LLC is available on its web site at www.aktube.com.
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AK Steel Holding Corporation
Statements of Operations
(Unaudited)
(Dollars and Shares in Millions, Except Per Share and Per Ton Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Shipments (000 tons)	1,359.9	1,368.3	5,660.9	3,935.5
Selling price per ton	$1,022	$964	$1,054	$1,036

Net sales	$1,390.6	$1,319.9	$5,968.3	$4,076.8

Cost of products sold	1,373.8	1,130.8	5,621.5	3,749.6
Selling and administrative expenses	52.0	51.4	210.8	192.7
Depreciation	46.6	50.7	197.1	204.6
Special and unusual items	72.8	-	72.8	-
Total operating costs	1,545.2	1,232.9	6,102.2	4,146.9

Operating profit (loss)	(154.6)	87.0	(133.9)	(70.1)

Interest expense	7.1	8.6	33.0	37.0
Other income (expense)	(1.8)	0.5	(7.6)	9.1

Income (loss) before income taxes	(163.5)	78.9	(174.5)	(98.0)

Income tax provision due to tax law change	-	5.1	25.3	5.1
Income tax provision (benefit)	(65.0)	35.9	(69.1)	(25.1)

Net income (loss)	(98.5)	37.9	(130.7)	(78.0)

Less: Net loss attributable to noncontrolling interests	(0.2)	(1.9)	(1.8)	(3.4)

Net income (loss) attributable to AK Steel Holding Corporation	$(98.3)	$39.8	$(128.9)	$(74.6)

Basic and diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation	$(0.89)	$0.36	$(1.17)	$(0.68)

Weighted average shares outstanding:
Basic	109.6	108.7	109.6	109.0
Diluted	109.6	109.3	109.6	109.0

Dividends declared and paid per share:	$0.05	$0.05	$0.20	$0.20

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AK Steel Holding Corporation
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions, except per share amounts)

	December 31,	December 31,
	2010	2009

Assets
Current Assets
Cash and cash equivalents	$216.8	$461.7
Accounts receivable, net	482.8	463.1
Inventories, net	448.7	416.7
Other current assets	255.8	288.6
Total Current Assets	1,404.1	1,630.1

Property, plant and equipment	5,668.2	5,385.1
Accumulated depreciation	(3,635.0)	(3,409.1)
Property, plant and equipment, net	2,033.2	1,976.0
Other	751.3	668.6

Total Assets	$4,188.6	$4,274.7

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$553.1	$438.9
Other accruals	145.0	157.0
Current portion of long-term debt	0.7	0.7
Pension & other postretirement benefit obligations	145.7	144.1
Total Current Liabilities	844.5	740.7

Long-term debt	650.6	605.8
Pension & other postretirement benefit obligations	1,706.0	1,856.2
Other liabilities	346.4	191.9

Total Liabilities	3,547.5	3,394.6

Stockholders' Equity
Common stock, authorized 200,000,000 shares of $0.01 par value each; issued 2010, 122,829,975 shares, 2009, 121,881,816 shares; outstanding 2010, 109,986,790 shares, 2009, 109,394,455 shares	1.2	1.2
Additional paid-in capital	1,909.4	1,911.4
Treasury stock, shares at cost, 2010, 12,843,185 shares; 2009, 12,487,361 shares	(170.1)	(162.2)
Accumulated deficit	(1,188.4)	(1,037.5)
Accumulated other comprehensive income	92.6	167.9
Total AK Steel Holding Corporation Stockholders' Equity	644.7	880.8

Noncontrolling interest	(3.6)	(0.7)

Total Stockholders' Equity	641.1	880.1

Total Liabilities and Stockholders' Equity	$4,188.6	$4,274.7

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AK Steel Holding Corporation
Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Twelve Months Ended
	December 31,
	2010	2009

Cash Flow From Operating Activities:
Net loss	$(130.7)	$(78.0)
Special and unusual items	72.8	-
Depreciation	197.1	204.6
Amortization	16.8	12.1
Deferred taxes	(37.7)	47.3
Contributions to the pension trust	(110.0)	(210.0)
Contribution to Middletown retirees VEBA	(65.0)	(65.0)
Pension and other postretirement benefit payments greater than expense	(104.7)	(58.6)
Working capital	(9.2)	149.3
Working capital - Middletown Coke	0.3	(2.0)
Other	37.9	59.1
Net Cash Flow From Operating Activities	(132.4)	58.8

Cash Flow From Investing Activities:
Capital investments	(117.1)	(109.5)
Capital investments - Middletown Coke	(149.2)	(24.0)
Other	-	0.1
Net Cash Flow From Investing Activities	(266.3)	(133.4)

Cash Flow From Financing Activities:
Proceeds from issuing long-term debt	549.1	-
Redemption of long-term debt	(506.3)	(23.5)
Debt issuance costs	(11.3)	-
Proceeds from exercise of stock options	1.3	0.5
Purchase of treasury stock	(7.9)	(11.4)
Common stock dividends	(22.0)	(21.9)
Advances from noncontrolling interest owner to Middletown Coke	151.7	29.0
Other	(0.8)	0.9
Net Cash Flow From Financing Activities	153.8	(26.4)

Net Decrease in Cash	(244.9)	(101.0)

Cash and Cash Equivalents, Beginning	461.7	562.7

Cash and Cash Equivalents, Ending	$216.8	$461.7

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AK Steel Holding Corporation
(Unaudited)

Steel Shipments

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Tons Shipped by Product (000's)
Stainless/electrical	208.1	184.4	866.0	670.0
Coated	613.6	621.5	2,558.4	1,791.6
Cold-rolled	352.2	334.0	1,241.2	821.4
Tubular	29.3	24.9	123.8	83.2
Subtotal value-added shipments	1,203.2	1,164.8	4,789.4	3,366.2

Hot-rolled	114.9	155.5	706.3	414.4
Secondary	41.8	48.0	165.2	154.9
Subtotal non value-added shipments	156.7	203.5	871.5	569.3

Total Shipments	1,359.9	1,368.3	5,660.9	3,935.5

Shipments by Product (%)
Stainless/electrical	15.3%	13.5%	15.3%	17.0%
Coated	45.1%	45.4%	45.2%	45.5%
Cold-rolled	25.9%	24.4%	21.9%	20.9%
Tubular	2.2%	1.8%	2.2%	2.1%
Subtotal value-added shipments	88.5%	85.1%	84.6%	85.5%

Hot-rolled	8.4%	11.4%	12.5%	10.5%
Secondary	3.1%	3.5%	2.9%	4.0%
Subtotal non value-added shipments	11.5%	14.9%	15.4%	14.5%

Total Shipments	100.0%	100.0%	100.0%	100.0%

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